Exhibit 99.1

Lion Copper Corp. Completes S-K 1300 Technical Report Summary for Bear Copper Deposit

YERINGTON, NV / ACCESS Newswire / November 11, 2026 / Lion Copper Corp. (NASDAQ:LCU)(CSE:LCU) (“Lion” or the “Company”) is pleased to announce the completion of its Technical Report Summary (“TRS”) for the Company’s Bear Copper Deposit, located within the Yerington Copper District in Lyon County, Nevada.

The TRS was prepared in accordance with Subpart 1300 of Regulation S-K (“S-K 1300”), the mineral property disclosure requirements of the U.S. Securities and Exchange Commission (“SEC”), and supports the previously announced Bear Mineral Resource Estimate (“MRE”). It follows the Company’s filing of the NI 43-101 Technical Report on September 14, 2026.

The Bear MRE, previously announced on August 4, 2026, comprises an indicated mineral resource of 6.71 billion pounds of contained copper (1,064 million tonnes grading 0.29% Cu) and an inferred mineral resource of 8.77 billion pounds of contained copper (1,770 million tonnes grading 0.22% Cu).

John Banning, Chief Executive Officer of Lion Copper Corp., commented:

“The completion of the S-K 1300 Technical Report Summary for Bear represents another important milestone for Lion, providing the technical foundation for disclosing this substantial copper resource under U.S. reporting standards.

“With an indicated resource of 6.71 billion pounds of copper and an inferred resource of 8.77 billion pounds of copper, Bear significantly expands our copper resource base and reinforces the long-term development potential of the Yerington Copper District.

“Our immediate priority remains advancing the Yerington Copper Project through a definitive feasibility study and permitting, with completion and publication of the DFS targeted for the first quarter of 2027. Bear provides additional longer-term development opportunities, including the potential to leverage infrastructure contemplated for Yerington.”

Bear Mineral Resource Estimate

The Bear Deposit is contiguous with Lion’s Yerington Copper Project in Lyon County’s Mason Valley, Nevada, and represents a substantial additional copper resource within the Company’s broader district-scale development strategy.

The S-K 1300 TRS provides supporting geological, drilling and mineral resource estimation information, including the assumptions underlying the determination of reasonable prospects for economic extraction.

Lion is advancing the Yerington Copper Project through a definitive feasibility study and permitting, supported by its strategic partnership with Nuton LLC, a Rio Tinto venture. The potential for Bear to use infrastructure planned for Yerington is subject to further technical evaluation and depends on the availability and suitability of that infrastructure.

Table 1: Bear Deposit Mineral Resource Estimate

Mineral Resource Classification	Cut-off Grade (Cu%)	Tonnes (Mt)	Cu Grade (%)	Contained Copper (billion lbs)
Indicated Sulfide	0.10	1,064	0.29	6.71
Inferred Sulfide	0.10	1,770	0.22	8.77

Notes:

1.	The mineral resources are reported in situ and are current as of October 31, 2026.
2.	AGP is responsible for this mineral resource estimate.
3.	The mineral resources are reported within a conceptual pit shell that used the following input parameters: a break- even economic cut-off grade of 0.10% Cu for sulfide material based on assumptions of a net copper price of US$4.22/lb (after smelting, refining, transportation and royalty charges) and 75% recovery in sulfide material, base mining costs of US$2.22/t and processing plus G&A costs of US$4.94/t.
4.	The mineral resource estimates were classified in accordance with the definitions in S-K 1300.
5.	AGP is not aware of any known environmental, permitting, legal, taxation,socio-political, financial or other relevant issues beyond those discussed in the TRS that could materially affect the mineral resource estimate.
6.	The Company controls most of the property required for the future development of the Bear Deposit and remains engaged in ongoing property acquisitions.
7.	Calculations used metric units (meters, tonnes). Metal contents in the above table are presented in percent, pounds and tonnes. Metric tonnages and pounds were rounded, and any discrepancies in total amounts are due to rounding errors.

S-K 1300 Technical Report Summary

The completion of the Bear S-K 1300 TRS provides technical documentation prepared in accordance with the SEC’s mineral property disclosure requirements applicable to U.S. reporting companies.

The TRS complements the previously filed NI 43-101 Technical Report and supports the Company’s disclosure of the Bear mineral resource under applicable U.S. reporting standards.

The TRS is available on EDGAR as Exhibit 96.1 to the Company’s Form 10-Q for the quarter ended September 30, 2026. The Company’s website is www.LionCG.com.

Qualified Persons

The S-K 1300 Technical Report Summary was prepared by AGP Mining Consultants Inc. and Samuel Engineering, Inc., each of which acts as a qualified person within the meaning of S-K 1300, as permitted for third-party firms.

The scientific and technical information contained in this news release has been reviewed and approved by John Banning, MMSA QP, Chief Executive Officer of Lion and a qualified person as defined under NI 43-101 and S-K 1300.

About Lion Copper Corp.

Lion Copper Corp. is a North American copper development company advancing its flagship Yerington Copper Project in Nevada toward production, supported by strategic, nondilutive funding from Nuton LLC, a Rio Tinto venture.

The Yerington Copper Project hosts 2.14 billion pounds of proven and probable mineral reserves and is projected to produce approximately 120 million pounds of refined LME Grade A copper cathode annually over an estimated 12-year mine life, supplying the domestic U.S. market, as set out in the Company’s technical report dated August 26, 2025, with an effective date of May 31, 2025, for a pre-feasibility study prepared pursuant to NI 43-101, available on the Company’s website and at www.sedarplus.ca.

On behalf of the Board of Directors,

John Banning

Chief Executive Officer & Director

Lion Copper Corp.

(775) 463-9600

info@lioncg.com

Forward-Looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable Canadian securities laws and applicable United States securities laws, including the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this release include the target to complete and publish the Yerington definitive feasibility study (DFS) in the first quarter of 2027, the advancement of Yerington permitting and continued support under the Nuton earn-in arrangement, the potential for future development of Bear and use of planned Yerington infrastructure and Yerington’s projected average annual copper cathode production and mine life. The assumptions supporting the Bear mineral resource estimate and any expectations about future resource upgrading or conversion also involve forward-looking information.

Forward-looking statements are generally identifiable by words such as “may,” “will,” “expect,” “intend,” “plan,” “believe,” “anticipate,” “estimate,” “potential,” “could,” “should” and similar expressions. Such statements are based on assumptions management believes to be reasonable as of the date of this news release, including assumptions concerning mineral resource estimates, geological and metallurgical characteristics, copper prices, operating and capital costs, regulatory and permitting timelines, access to infrastructure, availability of financing and the Company’s ability to obtain or maintain necessary property interests and authorizations.

Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from those expressed or implied. These include, without limitation, uncertainty inherent in mineral resource estimation, the higher degree of uncertainty associated with inferred mineral resources, the potential inability to convert mineral resources to mineral reserves, changes in commodity prices, metallurgical recoveries, capital and operating costs, availability of equipment, labor and services, permitting and environmental matters, title and property access, financing availability, contractual arrangements and general economic, political and industry conditions.

Mineral resources that are not mineral reserves do not have demonstrated economic viability. Inferred mineral resources have a great amount of uncertainty as to their existence and as to whether they can be mined economically. It cannot be assumed that all or any part of an inferred mineral resource will be upgraded to an indicated or measured mineral resource as a result of continued exploration.

Readers are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.